Exhibit 99.1

LETTER OF TRANSMITTAL

With respect to the Exchange Offer regarding the

5.90% Series A Notes due 2016 (CUSIP No. 059165 EA 4)

and 6.35% Series A Notes due 2036 (CUSIP No. 059165 EB 2)

issued by Baltimore Gas and Electric Company

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON             , 2007

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus, dated             , 2007 (the “Prospectus”), of Baltimore Gas and Electric Company, a Maryland corporation (the “Company”), in connection with its offer to exchange (the “Exchange Offer”) $1,000 principal amount of its 5.90% Series B Notes due 2016 and 6.35% Series B Notes due 2036 (the “Exchange Notes”) for each $1,000 principal amount of its currently outstanding 5.90% Series A Notes due 2016 and 6.35% Series A Notes due 2036 (the “Original Notes”). The Exchange Offer is contingent upon satisfaction or waiver of certain customary conditions.

This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

I have agreed to be bound by the terms and conditions set forth in the Prospectus. I understand that the Exchange Offer must be accepted on or prior to 5:00 P.M., New York City Time, on             , 2007.

I understand I may tender all, some or none of my Original Notes. I acknowledge and agree that the tender of Original Notes made hereby may not be withdrawn except in accordance with the procedures set forth in the Prospectus.

WITH RESPECT TO THE 5.90% SERIES A NOTES DUE 2016, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	TO TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED, IF ANY):*
$

☐	NOT TO TENDER any Original Notes held by you for the account of the undersigned.

WITH RESPECT TO THE 6.35% SERIES A NOTES DUE 2036, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	TO TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED, IF ANY):*
$

☐	NOT TO TENDER any Original Notes held by you for the account of the undersigned.

*	Original Notes tendered hereby must be in denominations of principal amount of $1,000 or any integral multiple thereof. Unless a specific contrary instruction is given herein, your signature hereon shall constitute an instruction to us to tender ALL of your Original Notes.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Prospectus that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that

•	the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned;

•	the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes;

•

the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”) in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled “The Exchange Offer”; and

•	the undersigned is not an “affiliate,” as defined in Rule 405 under the Act, of the Company;

(b) to agree, on behalf of the undersigned, to be bound by the terms and conditions as set forth in the Prospectus; and (c) to take such other action as necessary under the Prospectus to effect the valid tender of such Original Notes.

Name of beneficial owner(s):

Signatures:

Name (please print):

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date: